Exhibit 21.1

Subsidiaries of CRIIMI MAE Inc.:

a.                                       CRIIMI, Inc., incorporated in Maryland.

b.                                      CRIIMI MAE Management, Inc., incorporated in Maryland.

c.                                       CRIIMI MAE QRS 1, Inc., incorporated in Delaware.

d.                                      CRIIMI MAE Services Limited Partnership, formed in Maryland.

e.                                       CRIIMI MAE CMBS Corp., incorporated in Delaware.

f.                                         CMSLP Management Company, Inc., incorporated in Maryland.

g.                                      CMSLP Holding Company, Inc., incorporated in Maryland.

h.                                      CBO REIT II, Inc., incorporated in Maryland.

i.                                          CRIIMI Newco Member, Inc., incorporated in Maryland.

j.                                          CRIIMI Newco, LLC, formed in Delaware.

k.                                       CRIIMI MAE Asset Acquisition Corp., incorporated in Maryland.

l.                                          CRIIMI Financing Co., Inc., incorporated in Maryland.

m.                                    CRIIMI MAE Securities Trading Co., incorporated in Delaware.

n.                                      CRIIMI MAE Class D Depositor, LLC, incorporated in Delaware.